Exhibit 10.44

FORM OF GUARANTY

This Guaranty (this “Guaranty”) is entered into as of November 3, 2010, by the person or entity listed on the signature page hereto as the “Guarantor” (the “Guarantor”), in favor of [Deerwood Holdings, LLC][Deerwood Partners, LLC] (“Investor”).

Recitals

A.           Concurrently herewith, CNS Response, Inc. a Delaware corporation (“Borrower”), is issuing to Investor a Promissory Note dated as of the date hereof (the “Note”), with an aggregate principal amount of $______, upon the exchange and termination of a promissory note previously issued by Borrower to Investor in connection with a loan Investor made to Borrower (the “Loan”), subject to the terms and conditions set forth therein.

B.           Guarantor is willing to guaranty the full payment and performance by Borrower of all of its obligations under the Note, all as further set forth herein.

C.           Guarantor will obtain substantial direct and indirect benefit from the Loan made by Investor to Borrower and evidenced by the Note.

Now, Therefore, to induce Investor to enter into the Note and to make the Loan, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, Guarantor hereby represents, warrants, covenants and agrees as follows:

Section 1.                      Guaranty.

1.1           Unconditional Guaranty of Payment.  In consideration of the foregoing, Guarantor hereby irrevocably, absolutely and unconditionally guarantees to Investor the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all principal, interest and other amounts under the Note (collectively, the “Obligations”).  Guarantor agrees that it shall execute such other documents or agreements and take such action as Investor shall reasonably request to effect the purposes of this Guaranty.

1.2           Separate Obligations.  These obligations are independent of Borrower’s obligations and separate actions may be brought against Guarantor (whether action is brought against Borrower or whether Borrower is joined in the action).

Section 2.                      Representations and Warranties.

Guarantor hereby represents and warrants that:

(a)           Guarantor: (i) if an entity, is duly organized and validly existing under the laws of its jurisdiction of formation; (ii) if an entity, is duly qualified to do business in every jurisdiction where the nature of its business requires it to be so qualified (except where the failure to so qualify would not have a material adverse effect on Guarantor’s condition, financial or otherwise, or on Guarantor’s ability to pay or perform its obligations hereunder); and (iii) has all requisite power and authority to execute and deliver this Guaranty being entered into and to perform its obligations thereunder and hereunder.

(b)           The execution, delivery and performance by Guarantor of this Guaranty (i) are within Guarantor’s powers and have been duly authorized by all necessary action on the part of Guarantor; (ii) do not contravene Guarantor’s charter documents (if applicable) or any law or any contractual restriction binding on or affecting Guarantor or by which Guarantor’s property may be affected; (iii) do not require any authorization or approval or other action by, or any notice to or filing with, any governmental authority or any other Person under any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Guarantor is a party or by which Guarantor or any of its property is bound, except such as have been obtained or made; and (iv) do not result in the imposition or creation of any lien or encumbrance upon any property of Guarantor.

(c)           This Guaranty is a valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as the enforceability thereof may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally.

(d)           There is no action, suit or proceeding affecting Guarantor pending or threatened before any court, arbitrator, or governmental authority, domestic or foreign, which may have a material adverse effect on the ability of Guarantor to perform its obligations under this Guaranty.

(e)           Guarantor’s obligations hereunder are not subject to any offset or defense against Investor or Borrower of any kind.

(f)           The incurrence of Guarantor’s obligations under this Guaranty will not cause Guarantor to (i) become insolvent; (ii) be left with unreasonably small capital for any business or transaction in which Guarantor is presently engaged or plans to be engaged; or (iii) be unable to pay its debts as such debts mature.

Section 3.                      General Waivers.  Guarantor waives:

(a)           Any right to require Investor to (i) proceed against Borrower or any other person; (ii) proceed against or exhaust any security, or (iii) pursue any other remedy.  Investor may exercise or not exercise any right or remedy it has against Borrower without affecting Guarantor’s liability hereunder.

(b)           Any defenses from disability or other defense of Borrower or from the cessation of Borrower’s liabilities.

(c)           Any setoff, defense or counterclaim against Investor.

(d)           Any defense from the absence, impairment or loss of any right of reimbursement or subrogation or any other rights against Borrower.  Until Borrower’s obligations to Investor have been paid, Guarantor has no right of subrogation or reimbursement or other rights against Borrower.

(e)           Any right to enforce any remedy that Investor has against Borrower.

(f)           The benefit of any act or omission by Investor which directly or indirectly results in or aids the discharge of Borrower from any of the Obligations by operation of law or otherwise.

Section 4.                      Reinstatement.  Notwithstanding any provision of the Note to the contrary, the liability of Guarantor hereunder shall be reinstated and revived and the rights of Investor shall continue if and to the extent that for any reason any payment by or on behalf of Guarantor or Borrower is rescinded or must be otherwise restored by Investor, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as though such amount had not been paid.  The determination as to whether any such payment must be rescinded or restored shall be made by Investor in its sole discretion; provided, however, that if Investor chooses to contest any such matter at the request of Guarantor, Guarantor agrees to indemnify and hold harmless Investor from all costs and expenses (including, without limitation, reasonable attorneys’ fees) of such litigation.  To the extent any payment is rescinded or restored, Guarantor’s obligations hereunder shall be revived in full force and effect without reduction or discharge for that payment.

Section 5.                      Withholding.  In the event any payments are received by Investor from Guarantor hereunder, such payments will be made subject to applicable withholding for any taxes, levies, fees, deductions, withholding, restrictions or conditions of any nature whatsoever.  Specifically, if at any time any governmental authority, applicable law or regulation requires Guarantor to make any such withholding or deduction from any such  payment or other sum payment hereunder to Investor, Guarantor hereby covenants and agrees that the amount due from Guarantor with respect to such payment or other sum payable hereunder will be increased to the extent necessary to ensure that, after the making of such required withholding or deduction, Investor receives a net sum equal to the sum which it would have received had no withholding or deduction been required and Guarantor shall pay the full amount withheld or deducted to the relevant governmental authority.  Guarantor will, upon request, furnish Investor with proof satisfactory to Investor indicating that Guarantor has made such withholding payment, provided, however, that Guarantor need not make any withholding payment if the amount or validity of such withholding payment is contested in good faith by appropriate and timely proceedings and as to which payment in full is bonded or reserved against by Guarantor.  The agreements and obligations of Guarantor contained in this Section shall survive the termination of this Guaranty.

Section 6.                      No Waiver; Amendments.  No failure on the part of Investor to exercise, no delay in exercising and no course of dealing with respect to, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.  This Guaranty may not be amended or modified except by written agreement between Guarantor and Investor, and no consent or waiver hereunder shall be valid unless in writing and signed by Investor.

Section 7.                      Compromise and Settlement.  No compromise, settlement, release, renewal, extension, indulgence, change in, waiver or modification of any of the Obligations or the release or discharge of Borrower from the performance of any of the Obligations shall release or discharge Guarantor from this Guaranty or the performance of the obligations hereunder.

Section 8.                      Notice.  Any notice or other communication herein required or permitted to be given shall be in writing and may be delivered in person or sent by facsimile transmission, overnight courier, or by United States mail, registered or certified, return receipt requested, postage prepaid and addressed as follows:

If to Guarantor:	SAIL Venture Partners Attn: David B. Jones 600 Anton Blvd. Suite 1010 Costa Mesa, CA 92626

If to Investor:	c/o George Kallins 16 Deerwood Lane Newport Beach, CA 92660

or at such other address as may be substituted by notice given as herein provided.  Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered or sent by facsimile transmission or three (3) business days after the same shall have been deposited in the United States mail.  If sent by overnight courier service, the date of delivery shall be deemed to be the next business day after deposited with such service.

Section 9.                      Entire Agreement.  This Guaranty constitute and contain the entire agreement of the parties and supersedes any and all prior and contemporaneous agreements, negotiations, correspondence, understandings and communications between Guarantor and Investor, whether written or oral, respecting the subject matter hereof and thereof.

Section 10.                     Severability.  If any provision of this Guaranty is held to be unenforceable under applicable law for any reason, it shall be adjusted, if possible, rather than voided in order to achieve the intent of Guarantor and Investor to the extent possible.  In any event, all other provisions of this Guaranty shall be deemed valid and enforceable to the full extent possible under applicable law.

Section 11.                      Assignment; Governing Law.  This Guaranty shall be binding upon and inure to the benefit of Guarantor and Investor and their respective successors and assigns, except that Guarantor shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Investor, which may be granted or withheld in Investor’s sole discretion.  Any such purported assignment by Guarantor without Investor’s written consent shall be void.  This Guaranty shall be governed by, and construed in accordance with, the laws of the State of California without regard to principles thereof regarding conflict of laws.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Guaranty as of the day and year first written above.

GUARANTOR: SAIL VENTURE PARTNERS, LP

By:
Name
Title